Exhibit 99.1

ACA Capital Reports Financial and Economic Results for the Fourth Quarter and Year Ended December 31, 2006

NEW YORK — February 14, 2007 — ACA Capital Holdings, Inc. (NYSE: ACA) today announced fourth quarter 2006 net income of $16.5 million, or $0.49 per diluted share.  This represents a 293% increase from fourth quarter 2005 net income of $4.2 million, and a 250% increase in earnings per diluted share of $0.14 in the fourth quarter of 2005.

For the year ended December 31, 2006, ACA Capital reported net income of $58.7 million, or $1.89 per diluted share.  This represents a 104% increase as compared to the year ended December 31, 2005 net income of $28.8 million and a 97% increase in earnings per diluted share of $0.96 for this same period.

“ACA Capital’s fourth quarter results wrapped-up an exceptional 2006.  Our business strategy has produced strong growth and revenue diversification while reducing our overall risk profile,” said President and Chief Executive Officer Alan S. Roseman.  “Our record 2006 net income of $58.7 million and net economic income of $55.4 million is further evidence that our unique position in the alternative fixed income capital markets is leading to significant value creation for the stockholders of ACA Capital.”

Net income and net income per diluted share are computed in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  Additionally, to assist investors in their understanding of the Company’s quarterly results and their measurement of the Company’s growth and profitability, ACA Capital provides other non-GAAP information, including net economic income and base economic income.

Net economic income for the fourth quarter 2006 was of $14.6 million, or $0.43 per diluted share.  This represents a 165% increase from fourth quarter 2005 net economic income of $5.5 million, and a 139% increase in net economic income per diluted share of $0.18 in the fourth quarter of 2005.

For the year ended December 31, 2006, ACA Capital reported net economic income of $55.4 million, or $1.78 per diluted share.  This represents a 68% increase as compared to the year ended December 31, 2005 net economic income of $32.9 million and a 62% increase in net economic income per diluted share of $1.10 for this same period.

Net Economic Income

In managing its business and measuring growth and profitability from a strategic and financial planning perspective, in addition to GAAP net income results, ACA Capital’s management and Board of Directors consider a supplemental measurement, net economic income.  Net economic income excludes the net income impact of:

1.                  Unrealized gains (losses) on derivatives included in:

a.   Net insured credit swap revenue;

b.   Net realized and unrealized gains (losses) on derivative instruments; and

c.   Other net credit swap revenue;

2.                  Realized gains (losses) on non-CDO investments; and

3.                  The portion of interest expense related to the principal payments on borrowings financed with derivatives.

ACA Capital believes that net economic income enhances the understanding of the Company’s results by highlighting income attributable to the Company’s operating performance.  Earnings measures reported by research analysts are typically reported on a net economic income basis.

Base Economic Income

In assessing the period over period income growth on both a consolidated and segment basis, ACA Capital’s management, Board of Directors, certain research analysts and investors consider and compare the Company’s base economic income.  Base economic income excludes from net economic income the net income impact of accelerated revenues from premiums earned on guaranteed municipal finance obligations that have been refunded and any termination gains related to insured credit swaps (“accelerated earnings”).  Table 1, below, provides a comparison of earnings for the periods indicated.

Table 1
Earnings per Diluted Share

	For the quarter ended December 31,		%	For the year ended December 31,		%
	2006	2005	Change	2006	2005	Change
Earnings per diluted share	$0.49	$0.14	250%	$1.89	$0.96	97%
Adjustments to net economic income	(0.06)	0.04		(0.11)	0.14
Net economic income (1)(2)	0.43	0.18	139%	1.78	1.10	62%
Effect of accelerated earnings	(0.03)	(0.03)		(0.19)	(0.11)
Base economic income (2)	$0.40	$0.15	167%	$1.59	$0.99	61%

(1)          Consensus earnings that are reported by earnings estimate services are on this basis.

(2)          Net economic income and base economic income are non-GAAP measures.  See endnote A for further explanation.

Segment Highlights

Table 2, below, provides a comparison of earnings by business segment for the periods indicated.

Table 2
Net Income by Business Segment
Dollars in millions

	For the quarter ended			For the year ended
	December 31,		%	December 31,		%
	2006	2005	Change	2006	2005	Change
CDO asset management	$4.6	$0.5	820%	$21.4	$10.5	104%
Structured credit	9.1	3.9	133%	25.3	11.0	130%
Municipal finance	2.7	1.8	50%	10.7	8.9	20%
Other (1)	0.1	(2.0)		1.3	(1.6)
Net income	$16.5	$4.2	293%	$58.7	$28.8	104%

Net Economic Income by Business Segment

CDO asset management	$4.7	$1.9	147%	$20.5	$12.4	65%
Structured credit	6.9	3.5	97%	22.3	12.7	76%
Municipal finance	3.0	2.0	50%	11.2	9.3	20%
Other (1)	—	(1.9)		1.4	(1.5)
Net economic income (2)	$14.6	$5.5	165%	$55.4	$32.9	68%

Base Economic Income by Business Segment

CDO asset management	$4.7	$1.9	147%	$20.5	$12.4	65%
Structured credit	6.9	3.5	97%	21.0	12.7	65%
Municipal finance	2.0	1.0	100%	6.6	6.2	6%
Other (1)	—	(1.9)		1.4	(1.5)
Base economic income (3)	$13.6	$4.5	202%	$49.5	$29.8	66%

(1)          “Other” encompasses specified transactions in areas in which ACA Capital is no longer active.

(2)          Net economic income is a non-GAAP measure.  See endnote A for further explanation.

(3)          Base economic income is a non-GAAP measure.  See endnote A for further explanation.

CDO Asset Management

CDO asset management net income, net economic income and base economic income for the fourth quarter 2006 increased by 820%, 147% and 147%, respectively, from the same period in 2005.  During the quarter, ACA Capital closed two fully distributed CDO transactions, adding over $1.0 billion in assets under management (“AUM”).  The transactions closed were a $300 million leveraged loan-backed CLO and a $750 million mezzanine asset-backed CDO.  ACA Capital invested in 10% or less of the equity tranches of these CDO transactions, or $2.2 million and $3.5 million, respectively. As of December 31, 2006, the Company managed CDO assets in 19 fully distributed transactions and 3 managed tranche programs.  Total AUM increased to $15.7 billion as of December 31, 2006, as compared to $9.9 billion as of December 31, 2005.  The Company’s weighted average asset management fee as of December 31, 2006 was 0.23% per annum.  On an unconsolidated basis (non-GAAP measure, see endnote B), asset management and other fees for the fourth quarter 2006 increased 40% to $8.8 million from $6.3 million for the same period in 2005.  Equity returns for the fourth quarter 2006 increased 550% to $5.2 million from $0.8 million for the same period in 2005.  ACA Capital’s strategy is to invest in a minor portion (10% or less) of the equity tranche of our CDOs in order to grow assets under management by aligning our interests as asset manager with that of our CDO investors.

The Company is committed to the ongoing risk management of its CDO equity exposure.  Special focus has been placed on the negative developments in late-2005 and 2006 vintage sub-prime residential mortgage-backed securities.  In the fourth quarter, the Company purchased credit protection against two representative market indices, ABX.HE.BBB- 2006-1 and ABX.HE.BBB- 2006-2, to moderate potential impairments of its ABS CDO equity investments.

CDO asset management net income, net economic income and base economic income for the year ended December 31, 2006 increased by 104%, 65% and 65%, respectively, compared to the same period in 2005.  During 2006, eight CDOs and managed tranche programs were closed adding $6.1 billion in AUM.  On an unconsolidated basis, asset management and other fees for the year ended December 31, 2006 increased 47% to $28.9 million from $19.7 million for the same period in 2005.  Equity returns for the year ended December 31, 2006 increased 66% to $21.4 million from $12.9 million for the same period in 2005.  ACA Capital invested $8.6 million of equity in the CDOs closed in 2006.  In the Company’s fully distributed CDOs closed during 2006, ACA Capital holds, on average, under 4% of the related equity tranches.  Table 3, below, provides a comparison of unconsolidated CDO asset management revenue for the periods indicated.

Table 3

CDO Asset Management Revenue (1)

Dollars in millions, except where otherwise noted

	For the quarter ended December 31,		%	For the year ended December 31,		%
	2006	2005	Change	2006	2005	Change
Assets under management (dollars in billions)	$15.7	$9.9	59%	$15.7	$9.9	59%

Management and other fees	$8.8	$6.3	40%	$28.9	$19.7	47%
Warehouse and structuring fees	0.9	0.1	800%	6.6	3.2	106%
Equity returns	5.2	0.8	550%	21.4	12.9	66%
CDO asset management revenue, unconsolidated basis	14.9	7.2	107%	56.9	35.8	59%
Reconciling adjustment to segment pre-tax income	(7.7)	(7.7)		(23.5)	(19.8)

CDO asset management pre-tax income	$7.2	$(0.5)	n.m.	$33.4	$16.0	109%

(1)             See endnote B for the full reconciliation from unconsolidated revenue to pre-tax income.

Structured Credit

Structured credit net income, net economic income and base economic income for the fourth quarter 2006 increased by 133%, 97% and 97%, respectively, from the same period in 2005.  During the quarter, 25 new structured credit transactions were closed, and insured credit swap premiums earned for the fourth quarter 2006 increased 147% to $14.8 million from $6.0 million for the same period in 2005.  The total structured credit notional portfolio was $39.4 billion as of December 31, 2006, as compared to $14.6 billion as of December 31, 2005.  The weighted average premium rate on the Company’s structured credit portfolio was 0.16% per annum.  Of the $39.4 billion of notional exposure, over 99.7 % of our insured credit swap portfolio was constructed of exposures attaching above the “AAA” rated level of subordination.  As of December 31, 2006, the structured credit segment had 28 institutional counterparties.

Structured credit net income, net economic income and base economic income for the year ended December 31, 2006 increased by 130%, 76% and 65%, respectively, from the same period in 2005.  During the period, 79 new structured credit transactions were closed, and insured credit swap premiums earned for the year ended December 31, 2006 increased 100% to $46.2 million from $23.1 million for the same period in 2005.  For the year ended December 31, 2006, included in net insured credit swap revenue were realized gains of $2.0 million resulting from the termination of three insured credit swap transactions.  On a net basis (realized gains less taxes), these realized gains added $1.3 million to net income.  No termination gains or losses were recognized in 2005.

Municipal Finance

Municipal finance net income, net economic income and base economic income for the fourth quarter 2006 increased by 50%, 50% and 100%, respectively, from the same period in 2005, while revenues for the period increased to $10.8 million from $10.4 million.  Revenues included $2.0 million of refunded premiums for both quarters ended December 31, 2006 and 2005.  On a net basis (premiums earned less capitalized expenses and taxes), this refunding activity added $1.0 million to net income for the respective periods.  During the quarter, gross premiums written, which approximate net premiums written, were $5.0 million, an increase from $3.8 million for the same period in 2005.

Municipal finance net income, net economic income and base economic income for the year ended December 31, 2006 increased by 20%, 20% and 6%, respectively, compared to the same period in 2005.  Revenues for the period increased to $42.8 million from $37.5 million.  Revenues included $9.4 million and $6.6 million of refunded premiums for the years ended December 31, 2006 and 2005, respectively.  On a net basis (premiums earned less capitalized expenses and taxes), this refunding activity added $4.6 million and $3.2 million to net income for the respective periods.  During 2006, gross premiums written, which approximate net premiums written, were $29.7 million, a decrease from $34.2 million for the same period in 2005.  The decrease in premiums written for the year is reflective of ACA Capital’s maintenance of underwriting discipline in light of tightening municipal bond credit spreads and its unique position in the municipal financial guaranty business.  The Company’s focus is on the low investment grade and high non-investment grade segment of the municipal bond market.

Balance Sheet Highlights

Total assets as of December 31, 2006 were $6.0 billion, up 3% from total assets of $5.8 billion at December 31, 2005.  Book value, as measured by stockholders’ equity, increased to $509.8 million as of December 31, 2006, from $384.3 million at the end of 2005.  Book value per share was $13.96 as of December 31, 2006, versus $13.04 at December 31, 2005.  Adjusted book value was $837.5 million, or $22.93 per share, as of December 31, 2006, versus $585.6 million, or $19.86 per share at December 31, 2005.  (Adjusted book value is a non-GAAP financial measure.  See endnote C for the definition of adjusted book value and the reconciliation from stockholders’ equity).  Book value and adjusted book value as of December 31, 2006 include approximately $79.3 million of net proceeds from ACA Capital’s initial public offering of common stock completed on November 9, 2006.

Table 4, below, provides December 31, 2006 and 2005 stockholders’ equity, adjusted book value and the resulting book value and adjusted book value per share information.

Table 4

Stockholders’ Equity

Dollars in millions, except per share amounts

	As of December 31,
	2006	2005
Stockholders’ equity	$509.8	$384.3

Stockholders’ equity ex-OCI	$513.1	$373.2

Adjusted book value (1)	$837.5	$585.6

Book value per share (2)	$13.96	$13.04

Book value per share ex-OCI	$14.05	$12.66

Adjusted book value per share (2)	$22.93	$19.86

Shares outstanding (in thousands) (2)	36,523	29,485

(1)          See endnote C for the reconciliation from stockholders’ equity to adjusted book value.

(2)          December 31, 2005 assumes conversion of all classes of preferred stock to common stock, which was effective concurrently with the Company’s initial public offering of November 9, 2006.

Conference Call

ACA Capital will hold a conference call for investors on Thursday, February 15, 2007 at 11:00 a.m. EST.  The conference call will consist of brief comments by Mr. Alan S. Roseman, President and Chief Executive Officer, and Mr. Edward U. Gilpin, Executive Vice President and Chief Financial Officer, followed by a question and answer session with Messrs. Roseman and Gilpin.  The dial-in number for the call is 866-578-5784 (domestic) and 617-213-8056 (international).  The conference call passcode is 54185713.  A live broadcast of the conference call will also be available via ACA Capital’s website at www.aca.com.  Those unable to participate in the call may listen to a replay using the following dial-in numbers 888-286-8010 (domestic) and 617-801-6888 (international), passcode 45511200.  A replay of the webcast will also be available on ACA Capital’s website approximately two hours after the end of the conference call for one year.

The Company will post its current Quarterly Operating Supplement to its website, www.aca.com, today.  The Quarterly Operating Supplement contains additional information about results for the period covered in this release.  In addition, the Company will post and maintain a current list of all its CDOs and related equity investments on its website.

ACA Capital is a holding company that provides asset management services and credit protection products to participants in the global credit derivatives markets, structured finance capital markets and municipal finance capital markets.  ACA Capital’s asset management services are provided through its asset management subsidiaries, ACA Management, L.L.C. and ACA Capital Management (U.K.) Pte. Limited, and its credit protection products are provided through its “A” rated financial guaranty insurance subsidiary, ACA Financial Guaranty Corporation.  ACA Capital Management (U.K.) Pte. Limited is authorized and regulated by the Financial Services Authority.

ACA Capital’s common stock is listed on the New York Stock Exchange under the symbol “ACA.”.  More information can be found at www.aca.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release and the Company’s Quarterly Operating Statement contain statements that may be considered “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  Such statements reflect management’s current expectations based on its current views and assumptions regarding future events and economic performance and are subject to risks and uncertainties that may cause actual results to differ materially from those set forth in these statements.  For example, the Company’s forward looking statements, including its President and Chief Executive Officer’s remarks, statements regarding certain business strategies and objectives and projections of revenues and expenses, and ACA Capital’s prospects as a whole, could be affected by many events.  These events include rating agency action such as a downgrade of ACA Financial Guaranty Corporation’s financial strength rating, difficulties with the execution of the Company’s business strategy, decreased demand or increased competition, loss of key personnel, changes in regulation or tax laws, governmental actions, changes in accounting policies or practices, changes in general economic conditions, other risks and uncertainties not identified at this time, management’s response to these factors, and other risk factors identified in the Company’s Registration Statement on Form S-1, File No: 333-133949, as filed with the United States Securities and Exchange Commission and declared effective on November 9, 2006.  The Company cautions that forward-looking statements made by the Company speak only as of the date on which they are made, and, except as required by law, the Company does not undertake any obligation to update or revise such statements if the Company’s expectations change or the Company becomes aware that any forward-looking statement is not likely to be achieved.

Investor Relations Contact:	Adam Willkomm
Treasurer, ACA Capital
212-375-2085
awillkomm@aca.com

Media Contact:	Fred Bratman
Hyde Park Financial Communications
212-683-3931 x217
fbratman@hydeparkfin.com

Source:	ACA Capital Holdings, Inc.

Endnotes:

(A)  Net economic income and base economic income are not substitutes for net income computed in accordance with GAAP; however, they are useful measures of performance used by ACA Capital’s management, Board of Directors, research analysts and investors.

In managing its business and assessing growth and profitability from a strategic and financial planning perspective, ACA Capital’s management and Board of Directors consider GAAP net income results as well as net economic income. ACA Capital believes that net economic income enhances the understanding of its results by highlighting income attributable to the Company’s operating performance.  However, net economic income is not a measurement of financial performance or liquidity under GAAP. It should not be considered in isolation or as a substitute for net income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with GAAP.  Net economic income is defined as net income excluding the after-tax effects of:

Unrealized gains (losses) on derivatives included in:

•                  Net insured credit swap revenue;

•                  Net realized and unrealized gains (losses) on derivative instruments; and

•                  Other net credit swap revenue;

Realized gains (losses) on non-CDO investments; and

The portion of interest expense related to the principal payments on borrowings financed with derivatives.

Unrealized gains (losses) on derivatives are excluded because (i) they widely vary with changes in the credit market and interest rate environment and are not necessarily indicative of the performance of ACA Capital’s underlying businesses and (ii) the Company intends to hold the positions to the derivative contracts’ expiration, at which time the mark to market values would revert to zero, to the extent no realized derivative gains or losses had occurred. Realized gains (losses) on non-CDO investments are excluded because our investment strategy is focused on the preservation of capital and generation of current income as opposed to the generation of trading gains and losses. ACA Capital includes the unrealized gains (losses) on derivatives and investments generated by trading activity, if any. Also excluded is a portion of interest expense on borrowings that were financed with interest rate swaps to pay the upfront issuance costs of some of ACA Capital’s consolidated CDOs. FAS 133 requires that all payments made under the interest rate swaps, representing both principal and interest, be recorded as interest expense.  In order to approximate the economic expense on these borrowings, the portion of interest expense that is excluded is related to what would be principal payments if these borrowings had been financed with debt obligations.

In order to assess the period over period income growth on both a consolidated and segment basis, ACA Capital’s management, Board of Directors and certain research analysts and investors consider and compare base economic income.  Base economic income excludes from net economic income the net income impact of accelerated premiums earned on guaranteed municipal finance obligations that have been refunded and any termination gains related to insured credit swaps.

Table A

Reconciliation from Net Income to Net Economic Income and Base Economic Income

Dollars in millions

	For the quarter ended December 31,		For the year ended December 31,
	2006	2005	2006	2005
Net income	$16.5	$4.2	$58.7	$28.8

Reconciling items:
Net unrealized (gains) losses on derivatives included in:
Net insured credit swap revenue	(1.5)	1.7	(2.9)	3.7
Net realized and unrealized gains on derivative instruments	(0.9)	(0.9)	(5.0)	(5.2)
Other net credit swap revenue	0.0	(0.8)	0.1	0.7
Net realized losses on investments	(0.3)	0.3	0.7	0.6
Non-operating interest expense	0.8	1.0	3.8	4.3
Net economic income	14.6	5.5	55.4	32.9

Accelerated earnings	(1.0)	(1.0)	(5.9)	(3.1)
Base economic income	$13.6	$4.5	$49.5	$29.8

(B)  Management evaluates the revenue generation of the CDO asset management business on an unconsolidated basis as a supplemental measure since management believes it is important to evaluate the revenue associated with each aspect of the business that relates to ACA Capital’s investment or its contractual rights to payment and exclude those revenues that relate to other investors’ economic rights. The table below sets forth the economic impact of the CDO asset management business assuming all CDOs were unconsolidated. Investors should not place undue reliance on this presentation or use it as a substitute for segment financial statements which are prepared in accordance with GAAP.

Table B

CDO Asset Management Revenue

Dollars in millions, except where otherwise noted

	For the quarter ended December 31,		For the year ended December 31,
	2006	2005	2006	2005
Assets under management (dollars in billions)	$15.7	$9.9	$15.7	$9.9

Management and other fees (1)	$8.8	$6.3	$28.9	$19.7
Warehouse and structuring fees (2)	0.9	0.1	6.6	3.2
Equity returns (3)	5.2	0.8	21.4	12.9
CDO asset management revenue, unconsolidated	14.9	7.2	56.9	35.8

Reconciliation to CDO asset management pre-tax income:
Net realized and unrealized gains (losses) on derivatives (4)	1.2	(1.0)	8.0	4.2
Allocated investment income (5)	0.5	0.8	2.0	2.7
Allocated expenses (5)	(6.3)	(5.8)	(20.1)	(16.3)
Allocated interest expense (5)	(1.2)	(1.0)	(4.8)	(3.5)
Allocated depreciation (5)	0.0	(0.1)	(0.6)	(0.6)
Allocated realized gains (losses) (5)	0.0	0.1	(0.1)	(0.1)
Interest expense - operating (6)	(1.9)	(1.2)	(7.5)	(5.9)
Minority interest (mark to market portion) (7)	(0.2)	0.3	(0.8)	(0.5)
Other	0.2	0.2	0.4	0.2
Total CDO asset management pre-tax income - GAAP	$7.2	$(0.5)	$33.4	$16.0

(1)             Represents the sum of management fees for all CDOs paid by CDO entities to ACA Management, L.L.C., whether the CDO is consolidated or unconsolidated. For CDOs that are consolidated, management fees are eliminated from our consolidated financial statements.

(2)             Represents fees received during or at the end of the warehouse, or asset accumulation, phase of the CDO.

(3)             Represents the return on ACA Capital’s CDO equity investments. For consolidated CDOs, this is based on the investment income of the CDO less direct interest expense, direct realized losses, operating expenses, amortization expense and management fees. For unconsolidated CDOs, equity return is the amount of income recorded on the related unconsolidated investment.

(4)             Represents the sum of net unrealized gains and losses included in net insured credit swap revenue, net realized and unrealized gains (losses) on derivative instruments and other net credit swap revenue. This adjustment (subtracts) adds back mark to market gains (losses) on derivatives and realized gains (losses) on warehouse facilities because they represent non-cash adjustments that are expected to reverse themselves over time as the related contracts mature or expire.

(5)             Represents adjustments for the investment income and expenses which are allocated to the CDO asset management segment but do not relate to the direct economics of ACA Capital’s managed CDOs.

(6)             Represents interest expense incurred in connection with the financing of ACA Capital’s equity purchases.  Management views these costs as indirect costs of the CDO asset management business and excludes them when considering direct results of this segment. Therefore, management subtracts them to arrive at segment income before taxes.

(7)             Represents the minority interest portion of net unrealized gains (losses) on derivatives for two consolidated CDOs in which ACA Capital owns less than 100% of the equity. Management excludes this item when examining the results related to ACA Capital’s managed CDOs.

(C)  Adjusted book value (“ABV”) is used by ACA Capital’s management, Board of Directors, certain research analysts and investors as a measure of the Company’s estimated intrinsic value based on its current book of business with no benefit given to ongoing business activity.  Management derives adjusted book value by beginning with GAAP stockholders’ equity, excluding accumulated other comprehensive income, and adding or subtracting the after-tax value of unearned premiums and credit swap revenues, prepaid reinsurance premiums, deferred policy acquisition costs, deferred debt issuance costs, the present value of estimated net future installment premiums and credit swap revenues (discounted at 4.7% at December 31, 2006 and 4.5% at December 31, 2005) and the present value of estimated future asset management fees (discounted at 4.7% at December 31, 2006 and 4.5% at December 31, 2005).  The definition of ABV used by the Company may differ from definitions of ABV used by other financial guarantors.  The adjustments described above will not be realized until future periods and may differ materially from the amounts used in calculating ABV.

Table C

Calculation of Adjusted Book Value

Dollars in millions

	As of December 31, 2006	As of December 31, 2005
Total stockholders’ equity	$509.8	$384.3
Accumulated other comprehensive income	3.3	(11.1)

Adjustments:
Unearned premiums and credit swap revenues	203.3	205.2
Prepaid reinsurance	(0.5)	(0.8)
Deferred acquistion costs	(48.8)	(47.4)
Deferred debt issuance costs	(34.1)	(40.8)
Installment premiums (1)	258.5	129.1
CDO asset management fees (1)	120.7	81.5
Sub-total	499.1	326.8
Tax effect (at 35%)	174.7	114.4
Net adjusments	324.4	212.4
Adjusted book value	$837.5	$585.6

(1)             Discounted at 4.7% and 4.5% at December 31, 2006 and 2005, respectively.

Note: Amounts may not foot due to rounding.

ACA Capital Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

For the Three Months and Year Ended December 31, 2006 and 2005

(Dollars and shares in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
REVENUES:
Gross premiums written	$5,237	$5,742	$31,322	$41,280
Less premiums ceded	(131)	(126)	(506)	638
Net premiums written	5,106	5,616	30,816	41,918
(Increase) decrease in unearned premium reserve - net	1,642	2,953	(2,117)	(8,575)
Premiums earned	6,748	8,569	28,699	33,343
Net insured credit swap revenue	18,412	4,499	57,602	21,571
Net investment income	90,114	73,230	338,166	254,591
Net realized and unrealized losses on investments	(59)	(624)	(4,034)	(2,777)
Net realized and unrealized gains on derivative instruments	1,665	1,080	8,559	8,410
Other net credit swap revenue	2,472	487	10,106	4,157
Fee income	6,906	3,534	24,495	11,110
Other income	76	64	522	189
Total revenues	126,334	90,839	464,115	330,594
EXPENSES:
Loss and loss adjustment expenses	2,542	5,131	8,800	14,038
Policy acquisition costs	1,942	1,974	8,740	8,652
Other operating expenses	14,143	15,268	49,436	37,443
Interest expense	78,279	62,093	291,757	214,313
Depreciation and amortization	2,383	2,153	9,556	8,583
Total expenses	99,289	86,619	368,289	283,029
Income of minority interest	(912)	(583)	(4,038)	(3,708)
Income before income taxes	26,133	3,637	91,788	43,857
Provision for income tax expense	9,675	(537)	33,080	15,097
Net Income	$16,458	$4,174	$58,708	$28,760

Share and Per Share Data
Earnings per share
Basic	$0.55	$0.18	$2.38	$1.26
Diluted	$0.49	$0.14	$1.89	$0.96

Weighted average shares outstanding
Basic	30,120	22,806	24,694	22,794
Diluted	33,904	29,922	31,032	29,886

ACA Capital Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

As of December 31, 2006 and 2005

(Dollars in thousands)

	December 31,
	2006	2005
ASSETS
Investments:
Fixed-maturity securities available for sale, at fair value	$5,026,276	$5,298,739
Fixed-maturity securities trading, at fair value	251,825	—
Securities purchased under agreements to resell	10,248	—
Guaranteed investment contract	119,340	119,340
Total investments	5,407,689	5,418,079

Cash:
Cash and cash equivalents	379,905	174,420
Restricted cash	67,061	50,185
Total cash	446,966	224,605

Accrued investment income	21,222	17,258
Derivative assets	19,730	15,250
Deferred policy acquisition costs, net	48,810	47,414
Deferred debt issuance costs, net	34,104	40,843
Receivable for securities sold	824	—
Prepaid reinsurance premiums	528	848
Other assets	58,321	27,903
Total assets	$6,038,194	$5,792,200

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Unearned premiums	$189,537	$187,739
Reserve for losses and loss adjustment expenses	42,113	34,306
Short-term debt	2,677,828	2,674,698
Long-term debt	2,125,914	2,254,650
Related party debt	100,000	100,000
Securities sold under agreements to repurchase	232,227	—
Derivative liabilities	33,874	46,538
Accrued interest payable	17,900	15,347
Accrued expenses and other liabilities	61,855	32,277
Payable for securities purchased	9,628	30,138
Current income tax payable	7,056	3,044
Deferred income taxes	258	6,909
Total liabilities	5,498,190	5,385,646

MINORITY INTEREST	30,190	22,241

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Senior convertible preferred stock	—	7,339
Convertible preferred stock	—	54,858
Series B senior convertible preferred stock	—	164,263
Common stock	3,761	644
Gross paid-in and contributed capital	441,921	125,184
Treasury stock at cost	(12,088)	(5,500)
Notes receivable from stockholders	(3,121)	(1,355)
Deferred compensation	(3,880)	(2,030)
Accumulated other comprehensive income	(3,308)	11,132
Retained earnings	86,529	29,778
Total stockholders’ equity	509,814	384,313

Total liabilities, minority interest and stockholders’ equity	$6,038,194	$5,792,200

ACA Capital Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations by Line of Business

(Dollars in thousands)

CDO ASSET MANAGEMENT

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
REVENUES:
Gross premiums written	$—	$—	$—	$—

Premiums earned	$—	$—	$—	$—
Net insured credit swap revenue	796	(2,227)	4,107	1,016
Net investment income	79,845	67,796	309,430	236,591
Net realized and unrealized losses on investments	(394)	(224)	(2,876)	(2,010)
Net realized and unrealized gains on derivative instruments	1,665	1,080	8,559	8,410
Other net credit swap revenue	2,472	487	10,106	4,157
Fee and other income	6,714	3,268	23,562	10,351
Total revenues	91,098	70,180	352,888	258,515

EXPENSES:
Loss and loss adjustment expenses	—	—	—	—
Policy acquisition costs	—	—	—	—
Other operating expenses	6,801	6,586	22,178	19,049
Interest expense	74,525	61,482	285,604	212,134
Depreciation and amortization	1,837	1,992	7,912	7,674
Total expenses	83,163	70,060	315,694	238,857

Income of minority interest	(680)	(583)	(3,767)	(3,708)

Income before income taxes	7,255	(463)	33,427	15,950
Provision for income tax expense	2,686	(888)	12,015	5,491
Net income	$4,569	$425	$21,412	$10,459

Reconciliation to net economic income
Net income	$4,569	$425	$21,412	$10,459
Net unrealized (gains) losses on derivatives included in:
Net insured credit swap revenue	198	2,159	185	1,998
Net realized and unrealized gains on derivative instruments	(917)	(911)	(5,000)	(5,162)
Other net credit swap revenue	20	(782)	117	761
Net realized losses on investments	—	19	55	50
Non-operating interest expense	834	1,057	3,766	4,308
Net economic income	$4,704	$1,967	$20,535	$12,414

STRUCTURED CREDIT

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
REVENUES:
Gross premiums written	$83	$777	$706	$2,638
Premiums earned	$121	$777	$795	$2,548
Net insured credit swap revenue	18,055	6,713	53,018	20,542
Net investment income	4,854	250	8,724	828
Net realized and unrealized losses on investments	(14)	(18)	(311)	(35)
Net realized and unrealized gains on derivative instruments	—	—	—	—
Other net credit swap revenue	—	—	—	—
Fee and other income	29	120	905	632
Total revenues	23,045	7,842	63,131	24,515

EXPENSES:
Loss and loss adjustment expenses	—	—	—	—
Policy acquisition costs	—	—	—	—
Other operating expenses	5,057	2,534	18,393	7,430
Interest expense	3,208	32	4,060	115
Depreciation and amortization	248	42	836	235
Total expenses	8,513	2,608	23,289	7,780
Income of minority interest	(232)	—	(271)	—
Income before income taxes	14,300	5,234	39,571	16,735
Provision for income tax expense	5,228	1,291	14,237	5,761
Net income	$9,072	$3,943	$25,334	$10,974

Reconciliation to net economic income
Net income	$9,072	$3,943	$25,334	$10,974
Net unrealized (gains) losses on derivatives included in:
Net insured credit swap revenue	(2,098)	(484)	(3,150)	1,670
Net realized and unrealized gains on derivative instruments	—	—	—	—
Other net credit swap revenue	—	—	—	—
Net realized losses on investments	(56)	41	83	59
Non-operating interest expense	—	—	—	—
Net economic income	$6,918	$3,500	$22,267	$12,703

ACA Capital Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations by Line of Business

(Dollars in thousand)

MUNICIPAL FINANCE

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
REVENUES:
Gross premiums written	$5,042	$3,796	$29,711	$34,230
Premiums earned	$6,354	$6,292	$26,234	$23,889
Net insured credit swap revenue	(439)	13	477	13
Net investment income	4,354	4,187	16,210	13,862
Net realized and unrealized losses on investments	283	(308)	(688)	(591)
Net realized and unrealized gains on derivative instruments	—	—	—	—
Other net credit swap revenue	—	—	—	—
Fee and other income	239	203	550	307
Total revenues	10,791	10,387	42,783	37,480

EXPENSES:
Loss and loss adjustment expenses	1,426	3,908	6,461	7,459
Policy acquisition costs	1,890	1,589	8,236	6,970
Other operating expenses	2,311	2,385	8,830	7,201
Interest expense	452	467	1,732	1,663
Depreciation and amortization	298	105	808	596
Total expenses	6,377	8,454	26,067	23,889
Income of minority interest	—	—	—	—
Income before income taxes	4,414	1,933	16,716	13,591
Provision for income tax expense	1,678	146	6,064	4,678
Net income	$2,736	$1,787	$10,652	$8,913

Reconciliation to net economic income
Net income	$2,736	$1,787	$10,652	$8,913
Net unrealized (gains) losses on derivatives included in:
Net insured credit swap revenue	398	12	60	12
Net realized and unrealized gains on derivative instruments	—	—	—	—
Other net credit swap revenue	—	—	—	—
Net realized losses on investments	(184)	195	447	377
Non-operating interest expense	—	—	—	—
Net economic income	$2,950	$1,994	$11,159	$9,302

OTHER

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
REVENUES:
Gross premiums written	$112	$1,169	$905	$4,412
Premiums earned	$273	$1,500	$1,670	$6,906
Net insured credit swap revenue	—	—	—	—
Net investment income	1,061	997	3,802	3,310
Net realized and unrealized losses on investments	66	(74)	(159)	(141)
Net realized and unrealized gains on derivative instruments	—	—	—	—
Other net credit swap revenue	—	—	—	—
Fee and other income	—	7	—	9
Total revenues	1,400	2,430	5,313	10,084

EXPENSES:
Loss and loss adjustment expenses	1,116	1,223	2,339	6,579
Policy acquisition costs	52	385	504	1,682
Other operating expenses	(26)	3,763	35	3,763
Interest expense	94	112	361	401
Depreciation and amortization	—	14	—	78
Total expenses	1,236	5,497	3,239	12,503
Income of minority interest	—	—	—	—
Income before income taxes	164	(3,067)	2,074	(2,419)
Provision for income tax expense	83	(1,086)	764	(833)
Net income	$81	$(1,981)	$1,310	$(1,586)

Reconciliation to net economic income Net Income	$81	$(1,981)	$1,310	$(1,586)
Net unrealized (gains) losses on derivatives included in:
Net insured credit swap revenue	—	—	—	—
Net realized and unrealized gains on derivative instruments	—	—	—	—
Other net credit swap revenue	—	—	—	—
Net realized losses on investments	(43)	45	103	88
Non-operating interest expense	—	—	—	—
Net economic income	$38	$(1,936)	$1,413	$(1,498)